UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2013 (June 26, 2013)

T Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16000 Dallas Parkway, Suite 125, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of Shareholders of T Bancshares, Inc. (the “Company”) held on June 26, 2013, shareholders voted on the following matters:

(1)	To elect eleven nominees to serve as directors for a one year term that will expire at the 2014 annual meeting of the shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stanley Allred	2,387,636	6,600	769,824
Dan Basso	2,382,636	11,600	769,824
Frankie Basso	2,382,136	12,100	769,824
David Carstens	2,383,136	11,100	769,824
Ron Denheyer	2,382,136	12,100	769,824
Patrick Howard	2,383,136	11,100	769,824
Steven Jones	2,368,636	25,600	769,824
Eric Langford	2,383,636	10,600	769,824
Charles Mapes	2,383,136	11,100	769,824
Thomas McDougal	2,383,136	11,100	769,824
Gordon Youngblood	2,383,636	10,600	769,824

(2)	To ratify the appointment of BKD, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2013. Final voting results were as follows:

Votes For	3,143,212
Votes Against	19,598
Abstentions	1,250

(3)	Adoption of an Amended and Restated Certificate of Formation for T Bancshares, Inc. to incorporate changes consistent with the Texas Business Organizations Code which replaced the Texas Business Corporation Act, effective January 1, 2010. Final voting results were as follows:

Votes For	2,391,386
Votes Against	500
Abstentions	2,350

(4)	An advisory, non-binding vote on compensation of named executive officers. Final voting results were as follows:

Votes For	2,348,049
Votes Against	31,187
Abstentions	15,000

(5)	an advisory, non-binding vote on frequency of approval of the compensation of named executive officers. Final voting results were as follows:

One Year	227,021
Two Years	34,602
Three years	2,128,863
Abstentions	3,750

Proposals (1), (2), and (4) were approved. Proposal (3), adoption of an Amended and Restated Certificate of Formation required a 66.67% affirmative vote of eligible shareholders and failed to pass as the number of votes in favor of the Proposal represented 59.45% of eligible shareholder votes. After considering the voting results on Proposal (5), the Board of Directors unanimously consented on June 27, 2013, to establish the frequency of the vote at three years with the next scheduled vote to be at the 2016 annual meeting of the shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: June 28, 2013	By:	/s/ Patrick Howard
Patrick Howard
President & Chief Executive Officer